EXHIBIT 21

SUBSIDIARIES OF GENUFOOD ENERGY ENZYMES CORP.

The following entity is a 100% owned subsidiary of the registrant:

Entity Name	Jurisdiction

GEEC Enzymes (S) Pte Ltd (Singapore)	Singapore